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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Conectiv on Form S-3 (File No. 333-72251) of our report dated February 5, 1999, on our audits of the consolidated financial statements of Conectiv and subsidiary companies as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in Conectiv's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 11, 1999